Exhibit 1

British American Tobacco p.l.c. (the “Company”)

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

On 24 November 2023 the independent Trustee of the British American Tobacco Group Employee Trust released the following number of British American Tobacco p.l.c. 25p ordinary shares (the “Shares”) granted to the following person discharging managerial responsibilities under the 2016 Long-Term Incentive Plan (“2017 Award”). Subsequent sales of shares are also set out below.

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	James Murphy
2	Reason for the notification
a)	Position/status	Director, Research and Science
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Exercise of options under the British American Tobacco Long-Term Incentive Plan (2017 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	896

d)	Aggregated information - Aggregated volume - Price	896 £nil
e)	Date of the transaction	2023-11-24
f)	Place of the transaction	Outside a trading venue

Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of shares from options exercised under the Long-Term Incentive Plan (2017 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	474

d)	Aggregated information - Aggregated volume - Price	474 £nil
e)	Date of the transaction	2023-11-24
f)	Place of the transaction	Outside a trading venue
Transaction 3
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares to meet tax liability arising on exercise of Long-Term Incentive Plan options (2017 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£25.545415	422

d)	Aggregated information - Aggregated volume - Price	422 £10,780.17
e)	Date of the transaction	2023-11-24
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Nancy Jiang Date of notification: 24 November 2023